EXHIBIT 10.1
RESTRICTED STOCK UNIT AGREEMENT
For General Manager Equity Partner Plan

This RESTRICTED STOCK UNIT AGREEMENT (this "Agreement") is made as of March 14, 2024 (the "Effective Date") by and between Noodles & Company, a Delaware corporation (the "Company"), and XXXXX (the "Participant").
RECITALS
A.    The Company has adopted the Noodles & Company 2023 Stock Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit 1.
B.    The Company desires to grant the Participant the right to a proprietary interest in the Company to encourage the Participant's contribution to the success and progress of the Company.
C.    In accordance with the Plan, the Administrator (as defined in the Plan) has granted to the Participant restricted stock units with respect to 5,000 shares of the Class A Common Stock of the Company, par value $0.01 per share ("Shares"), subject to the terms and conditions of the Plan and this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:
1.    Definitions. Capitalized terms used herein shall have the following meanings, and capitalized terms not otherwise defined herein shall have the meaning specified in the Plan:
"Agreement" has the meaning set forth in the Preamble.
"Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
"Cause" has the meaning in the Participant's employment agreement with the Company or, if there is no such agreement or definition, means that the Participant (a) is convicted of, or pleads guilty or nolo contendere to, a felony (other than a traffic-related felony) or any other crime involving dishonesty or moral turpitude; or (b) willfully engages in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; or (c) willfully violates any noncompetition or nonsolicitation covenant between the Participant and the Company. The determination of "Cause" shall be in the reasonable discretion of the Administrator.
"Company" has the meaning set forth in the Preamble.
"Confidential Information" has the meaning set forth in Section 23(b).
"Disability" has the meaning ascribed to such term in the Plan.

"Effective Date" has the meaning set forth in the Preamble.
"Employer" means the Company and/or any of its subsidiaries with which the Participant is employed.
"Participant" has the meaning set forth in the Preamble.
"Person" means and includes an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and any governmental or regulatory body or agency or other authority.
"Plan" has the meaning set forth in the Recitals.
"Qualifying Termination" means (i) if the Participant is party to an employment agreement with a "Good Reason" provision, termination of the Participant's employment by the Participant for Good Reason in accordance with the terms of such employment agreement or (ii) the Participant's termination of employment by the Company without Cause.
"RSUs" has the meaning set forth in Section 2.
"Shares" has the meaning set forth in the Recitals.
"Termination Date" means the date on which the Participant experiences a Termination of Employment (as defined in the Plan).
"Third Party Information" has the meaning set forth in Section 23(b).
"Vesting Period" has the meaning set forth in Section 3(a).
"Withholding Obligation" means the amount determined in the Administrator's sole discretion to be the minimum sufficient to satisfy all federal, state, local and other withholding tax obligations that the Administrator determines may arise with respect to the issuance of Shares or payment of income earned in respect of any RSUs.
2.    Grant of RSUs. The Company grants to the Participant restricted stock units (the "RSUs") with respect to 5,000 Shares.
3.    Vesting.
(a)    The RSUs shall vest 100% on the third anniversary of the Effective Date ("Vesting Period") so long as the Participant remains continuously employed by the Employer for the entire three (3) year period and remains in the role of General Manager during the Vesting Period, or is promoted to an Area Manager, Franchise Business Consultant, or above restaurant operations management during the Vesting Period.
(b)    In addition, the Administrator may, at any time in its sole discretion, accelerate the vesting of all or any portion of the RSUs.
4.    Settlement.

(a)    Unless deferred by the Participant to the extent permitted by the Board, the RSUs shall be settled promptly following their vesting pursuant to Section 3 by the Company delivering to the Participant one Share for each RSU that has vested. Unless deferred by the Participant, in no event shall such settlement occur later than March 15 of the year following the year in which the RSUs vest.
(b)    Subject to Section 3(b), the unvested RSUs shall immediately expire on the Termination Date.
5.    Nontransferability of the RSUs. Except as permitted by the Administrator or as permitted under the Plan, the Participant may not assign or transfer the RSUs to anyone other than by will or the laws of descent and distribution. The Company may cancel the Participant's RSUs if the Participant attempts to assign or transfer them in a manner inconsistent with this Section 5.
6.    Adjustments.
(a)    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excluding regular, quarterly and other periodic cash dividends), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, then the RSUs shall be subject to adjustment as provided in Section 12(a) of the Plan.
(b)    In connection with a Change in Control, the Administrator may provide for any adjustment or action specified in Section 12(b) of the Plan.
7.    Restrictions on Resales of Shares. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued as a result of the settlement of the RSUs, including without limitation (a) restrictions under an insider trading policy,(b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other grantees and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
8.    No Interest in Shares Subject to RSUs. Neither the Participant (individually or as a member of a group) nor any beneficiary or other Person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Shares, if any, as shall have been issued to such Person following vesting of the RSUs.
9.    Plan Controls. The RSUs hereby granted are subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof; provided, however, that no such amendment shall be effective as to the RSUs without the Participant's consent insofar as it adversely affects the Participant's material rights under this Agreement, which consent will not be unreasonably withheld by the Participant.

10.    Not an Employment Contract. Nothing in the Plan, this Agreement or any other instrument executed pursuant hereto or thereto shall confer upon the Participant any right to continue in the employ of the Employer or any affiliate thereof or shall affect the right of the Employer to terminate the employment of the Participant at any time with or without Cause (unless otherwise set forth in an employment agreement between the Company and the Participant).
11.    Governing Law. This Agreement, and any disputes or controversies arising hereunder, shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware other than principles of law that would apply the law of another jurisdiction.
12.    Taxes. The Administrator may, in its sole discretion, make such provisions and take such steps as it may deem necessary or appropriate to satisfy the Withholding Obligations with respect to the issuance of Shares, including deducting the amount of any such Withholding Obligations from any other amount then or thereafter payable to the Participant, requiring the Participant to pay to the Company the amount of such Withholding Obligations or to execute such documents as the Administrator deems necessary or desirable to enable it to satisfy the Withholding Obligations, or any other means provided in the Plan; provided, however, that, the Participant may satisfy any Withholding Obligations by (i) directing the Company to withhold that number of Shares with an aggregate fair market value equal to the amount of the Withholding Obligations or (ii) delivering to the Company such number of previously held Shares that have been owned by the Participant with an aggregate fair market value equal to the amount of the Withholding Obligations.
13.    Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been given when delivered to the party to whom addressed or when sent by telecopy (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:
If to the Company to:
Noodles & Company
520 Zang Street, Suite D
Broomfield, CO 80021
Email: Benefits@Noodles.com
Attention: General Counsel
If to the Participant to the address set forth below the Participant's signature below.
All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 13, be deemed given upon delivery,(ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 13,be deemed given upon facsimile confirmation,(iii) if delivered by mail in the manner described above to the address as provided for in this Section 13,be deemed given on the earlier of the third Business Day following mailing or upon receipt, and (iv) if delivered by overnight courier to the address as provided in this Section 13,be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 13). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.
Either party may, by notice given to the other party in accordance with this Section 13, designate another address or Person for receipt of notices hereunder.
14.    Amendments and Waivers. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement. Any waiver by any party of any provision hereof shall be effective only by a writing signed by the party to be charged.
15.    Entire Agreement. This Agreement, together with the Plan, sets forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and thereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature, regarding the subject matter hereof and thereof between the parties hereto.
16.    Separability. If any term or provision of this Agreement shall to any extent be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement nevertheless shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the invalid or unenforceable provisions, to the extent permitted by law, shall be deemed amended and given such interpretation so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.
17.    Headings; Construction. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."
18.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

19.    Further Assurances. The Participant shall cooperate and take such action as may be reasonably requested by the Company in order to carry out the provisions and purposes of this Agreement.
20.    Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.
21.    Electronic Delivery. By executing the Agreement, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the subsidiaries, the Plan, the RSUs and the Shares via Company web site or other electronic delivery
22.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns, including any Permitted Transferees.
23.    Participant Covenants.
(a)    Non-Solicitation. While employed by the Company or a subsidiary and for six (6) months thereafter, other than in the course of performing his or her duties, the Participant shall not, directly or indirectly through another Person, induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any of its subsidiaries and any such employee.
(b)    Confidentiality. The Participant acknowledges that the confidential business information generated by the Company and its subsidiaries, whether such information is written, oral or graphic, including, but not limited to, financial plans and records, marketing plans, business strategies and relationships with third parties, present and proposed products, present and proposed patent applications, trade secrets, information regarding customers and suppliers, strategic planning and systems and contractual terms obtained by the Participant while employed by the Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary of the Company (collectively, the "Confidential Information") is the property of the Company or such subsidiary. The Participant agrees that he or she shall not disclose to any Person or use for the Participant's own purposes any Confidential Information or any confidential or proprietary information of other Persons in the possession of the Company and its subsidiaries ("Third Party Information"),without the prior written consent of the Board, unless and to the extent that (i) the Confidential Information or Third Party Information becomes generally known to and available for use by the public, other than as a result of the Participant's acts or omissions or (ii) the disclosure of such Confidential Information is required by law, in which case the Participant shall give notice to and the opportunity to the Company to comment on the form of the disclosure and only the portion of Confidential Information that is required to be disclosed by law shall be disclosed. The Participant shall deliver to the Company on the date of his or her termination of employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer files, disks and tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to Third Party Information, Confidential Information, or the business of the Company or any of its subsidiaries which he or she may then possess or have under his or her control.
(c)    Specific Performance. The Participant recognizes and agrees that a violation by him or her of his or her obligations under this Section 23 may cause irreparable harm to the Company that would be difficult to quantify and that money damages may be inadequate. As such, the Participant agrees that the Company shall have the right to seek injunctive relief (in addition to, and not in lieu of any other right or remedy that may be available to it) to prevent or restrain any such alleged violation without the necessity of posting a bond or other security and without the necessity of proving actual damages. However, the foregoing shall not prevent the Participant from contesting the Company's request for the issuance of any such injunction on the grounds that no violation or threatened violation of this Section 23 has occurred and that the Company has not suffered irreparable harm. If a court of competent jurisdiction determines that the Participant has violated the obligations of any covenant for a particular duration, then the Participant agrees that such covenant will be extended by that duration.
(d)    Scope and Duration of Restrictions. The Participant expressly agrees that the character, duration and geographical scope of the restrictions imposed under this Section 23 are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of any of the covenants contained herein is unreasonable in light of the circumstances as they then exist, then it is the intention of both the Participant and the Company that such covenant shall be construed by the court in such a manner as to impose only those restrictions on the conduct of the Participant which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of such covenant.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
THE COMPANY:
NOODLES & COMPANY
By:
Name:
Title:
PARTICIPANT:

Name:
Address:

Tel:

EXHIBIT 1
NOODLES & COMPANY
2023 STOCK INCENTIVE PLAN